UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2009

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DIVERSIFIED PRODUCT INSPECTIONS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25429	59-3087128
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1059 East Tri-County Blvd., Oliver Springs, Tennessee 37840

 (Address of Principal Executive Office) (Zip Code)

(865) 482-8480
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2008, Diversified Product Inspections, Inc. (the “Company”) entered into a Settlement Agreement and Asset Purchase Agreement (the “Agreement”) by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the “Buyer”), the Company, John Van Zyll, Ann Furlong and Marvin Stacy (the “Management”) and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”).  The Agreement was subject to shareholder approval, which was obtained at a special meeting of shareholders held on March 26, 2009.

As of March 31, 2009, the parties agreed to amend the Agreement, extending the closing date to April 9, 2009 pending the Company’s qualification to do business in Tennessee and the resolution of certain related matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By:	/s/ John Van Zyll
John Van Zyll Chief Executive Officer

Date:  April 1, 2009